UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

Schedule 14A

________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

GUERRILLA RF, INC.

__________________________________________________________________

(Name of Registrant As Specified In Its Charter)

__________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1196 Pleasant Ridge Road
Suite 5
Greensboro, North Carolina 27409
(336) 510-7840

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 2, 2022

To our Stockholders:

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Guerrilla RF, Inc. (the “Company”) will be held on June 2, 2022, at 9:00 a.m., Eastern Time.

Due to the continuing public health impact of the COVID-19 pandemic and to ensure stockholder access regardless of location, the Annual Meeting will be held in a virtual meeting format only. Instructions on how to participate virtually will be provided on our website, www.guerrilla-rf.com, under the heading “Investor Relations — Events.” Stockholders who wish to participate in the Annual Meeting should contact Sam Funchess, Vice President of Investor Relations, at 336-579-5320 or sfunchess@guerrilla-rf.com before 5:00 p.m. Eastern Time on May 27, 2022. Upon verification of stock ownership as of the record date, participating stockholders will be provided with information that will enable them to join the Annual Meeting via Zoom. Stockholders are encouraged to vote their shares prior to the Annual Meeting, as directed on the proxy card, the Notice of Internet Availability of Proxy Materials or the information forwarded by your bank, broker or other holder of record.

The purpose of the Annual Meeting is to consider and act upon the following proposals:

1.      to elect three persons to serve as Class I directors of the Company until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.      to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

to consider such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be conducted at the Annual Meeting.

Holders of record of shares of common stock at the close of business on April 4, 2022, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. In the event there are not sufficient shares present in person (including participation virtually/online) or by proxy to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

This 11th day of April, 2022.

Yours very truly,

Ryan Pratt

Chief Executive Officer and Chairman

You may vote your shares of common stock at the Annual Meeting, over the Internet, by mail or in person. You are urged, regardless of the number of shares you hold, to register your proxy promptly by following the instructions on the proxy card, the Notice of Internet Availability of Proxy Materials or the information forwarded by your bank, broker or other holder of record. In the event that you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person.

______________________________

PROXY STATEMENT

______________________________

Annual Meeting of Stockholders
To Be Held on June 2, 2022

______________________________

This Proxy Statement is being furnished to our stockholders on or about April 11, 2022 for solicitation of proxies by the Board of Directors (the “Board”) of your company, Guerrilla RF, Inc. Our principal executive offices are located at 1196 Pleasant Ridge Road, Suite 5, Greensboro, North Carolina 27409.

We were incorporated in the State of Delaware as Laffin Acquisition Corp. on November 9, 2020. On October 22, 2021, our wholly-owned subsidiary, Guerrilla RF Acquisition Co., a Delaware corporation, merged with and into Guerrilla RF, Inc., a privately held Delaware corporation (“Private Guerrilla RF”) formed on June 23, 2014 (the “Merger”). Following the Merger, Private Guerrilla RF was the surviving entity and became our wholly-owned subsidiary, and all of the outstanding stock of Private Guerrilla RF was converted into shares of our common stock. As a result of the Merger, the business of Private Guerrilla RF became our business. Also, on October 22, 2021, we changed our name to “Guerrilla RF, Inc.” and we changed the name of our subsidiary, Private Guerrilla RF, to “Guerrilla RF Operating Corporation.”

Our common stock is currently quoted on the OTC Pink® marketplace under the symbol “GUER”.

As used in this Proxy Statement, terms such as “we,” “us,” “our,” and the “Company” refer to Guerrilla RF, Inc. and, for periods prior to October 22, 2021, Private Guerrilla RF; the terms “you” and “your” refer to the stockholders of the Company; and the term “common stock” refers to the Company’s common stock, $0.0001 par value per share.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (commonly referred to as the “JOBS Act”). As an emerging growth company, we are currently exempt from certain requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, holding a non-binding advisory vote on executive compensation.

We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2022

You may access the Notice, Proxy Statement, and the Annual Report on Form 10-K for the year ended December 31, 2021 on our website by going to www.guerrilla-rf.com, under the heading Investor Relations.

INFORMATION ABOUT THE ANNUAL MEETING

Your vote is very important. For this reason, our Board is requesting that you allow your shares of common stock to be represented at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) by the proxies named on the proxy card. Voting in advance by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning a proxy does not affect your right to attend the Annual Meeting online or to vote your shares during the Annual Meeting.

When is the Annual Meeting?	June 2, 2022 at 9:00 a.m., Eastern Time
Where will the Annual Meeting be held?

This year, stockholder participation in the Annual Meeting will be virtual (online) only. We are doing this to protect the health and well-being of our stockholders and accommodate potential restrictions that may be in place due to the ongoing COVID-19 pandemic. Instructions on how to participate virtually will be provided on our website, www.guerrilla-rf.com, under the heading “Investor Relations — Events.” Please contact Sam Funchess, Vice President of Investor Relations, at 336-579-5320 or sfunchess@guerrilla-rf.com before 5:00 p.m. Eastern Time on May 27, 2022, if you wish to participate in the Annual Meeting.

What items will be voted on at the Annual Meeting?	1. ELECTION OF DIRECTORS. To elect three persons to serve as Class I directors of the Company until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.      RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.    To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

to consider such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board is not aware of any other business to be conducted at the Annual Meeting.
Who can vote?

Only holders of record of shares of common stock at the close of business on April 4, 2022 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the Record Date, there were 33,562,635 shares of common stock outstanding and entitled to vote and approximately four beneficial owners and approximately 140 stockholders of record. There is no other class of voting stock outstanding.

How do I vote by proxy?

You may vote your shares by submitting your proxy in accordance with the instructions on the proxy card, the Notice of Internet Availability of Proxy Materials or the information forwarded by your bank, broker or other holder of record.

The shares represented by a proxy card will be voted at the Annual Meeting if the proxy card is properly signed, dated, and received by VStock Transfer LLC (“VStock”), our transfer agent, prior to the time of the Annual Meeting. You may also vote your shares over the Internet. You should refer to the proxy card, the Notice of Internet Availability of Proxy Materials or the information forwarded by your bank, broker, or other holder of record to see what voting options are available to you.

If you return your signed proxy card before the Annual Meeting, the proxies (our Board) will vote your shares as you direct.

The Internet voting facilities will close at 11:59 p.m., Eastern Time, on June 1, 2022. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. If you are interested in voting via the Internet, specific instructions are shown on the proxy card, the Notice of Internet Availability of Proxy Materials or the information forwarded by your bank, broker or other holder of record. The Internet voting procedures are designed to authenticate your identity and allow you to vote your shares, and confirm that your instructions have been properly recorded.

For the election of directors, you may vote “FOR” (i) all of the nominees, (ii) none of the nominees, or (iii) all of the nominees except those you designate. If a nominee becomes unavailable for election at any time at or before the Annual Meeting, the proxies may vote your shares for a substitute nominee. For each other item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you submit your proxy but do not specify how you want to vote your shares, the proxies will vote them “FOR” the election of all of our nominees, and “FOR” the ratification of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other matters are properly presented for consideration at the Annual Meeting, the proxies will have the discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If your shares are held in an account with a brokerage firm, bank, or other nominee (i.e., held in “street name”), you will need to obtain a proxy instruction form from the broker, bank, or other nominee holding your shares and return the form as directed by your broker or other nominee.

We are not aware of any other matters to be brought before the Annual Meeting. If matters other than those discussed above are properly brought before the Annual Meeting, the proxies may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

You may change or revoke your proxy at any time before it is voted at the Annual Meeting in any of four ways: (i) by delivering a written notice of revocation to VStock; (ii) by delivering a properly signed proxy card to VStock with a more recent date than that of the proxy first given; (iii) by attending the Annual Meeting and voting in person; or (iv) by delivering a timely and valid later Internet or telephone vote. You should deliver your written notice or superseding proxy to VStock at the address noted on the proxy card or the Notice of Internet Availability of Proxy Materials.

How many votes may I cast?

You are entitled to one vote for each share of common stock held of record on April 4, 2022 on each nominee for election and on each other matter presented for a vote at the Annual Meeting. You may not vote your shares cumulatively in the election of directors.

How many votes are required to approve the proposals?

Director nominees will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

The proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2022 will be approved if the votes cast in favor exceed the votes cast in opposition. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to ratify Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2022.

Any other matters properly coming before the Annual Meeting will require such stockholder approval as is required by applicable law or our governing documents.

If you hold your shares in “street name” through a brokerage firm, bank, or other nominee, your broker, bank, or other nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker, bank, or other nominee specific instructions, your shares may not be voted on those matters. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum at the Annual Meeting or any adjournment thereof.

A “broker non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner does not vote on a particular matter because the broker or other nominee lacks discretionary authority on that matter and has not received voting instructions from the beneficial owner of the shares.

In the event there are insufficient votes present at the Annual Meeting for a quorum or to approve any proposal, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

What constitutes a “quorum” for the Annual Meeting?

A majority of our outstanding shares entitled to vote at the Annual Meeting, present in person (including participation virtually/online) or represented by proxy, constitutes the quorum necessary to conduct business at the Annual Meeting. If you have voted by proxy, your shares will be considered part of the quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and any adjournment thereof. Abstentions and broker non-votes count as shares present at the Annual Meeting for purposes of determining a quorum.

How are the votes counted?

John Berg, our Chief Financial Officer, has been appointed by the Board as the Inspector of Elections for the Annual Meeting. With assistance from VStock, he will tabulate the votes received for each nominee for election as a director and all other items of business at the Annual Meeting. He will announce at the Annual Meeting and subsequently certify to the Board the results of the election of directors and all other items of business voted on at the Annual Meeting.

Who pays for the solicitation of proxies?

We will pay the cost of preparing, printing, and mailing materials in connection with this solicitation of proxies. In addition to solicitation by mail, officers, directors (including those nominees for election as a director), and employees of the Company and Private Guerrilla RF may make solicitations personally, by telephone, or otherwise without additional compensation for doing so. We reserve the right to engage a proxy solicitation firm to assist in the solicitation of proxies for the Annual Meeting. We will, upon request, reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares or otherwise in connection with this solicitation of proxies.

When are proposals for the 2023 Annual Meeting of Stockholders due?

It is presently anticipated that the 2023 Annual Meeting of Stockholders of the Company will be held in May 2023. For a stockholder proposal to be considered for inclusion in the proxy solicitation materials for the 2023 Annual Meeting, the Secretary of the Company must receive the written proposal at our principal executive offices at 1196 Pleasant Ridge Road, Suite 5, Greensboro, North Carolina 27409 no later than December 12, 2022. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8, and all other applicable provisions of Regulation 14A under the Exchange Act.

Any proposal not intended to be included in the proxy statement for the 2023 Annual Meeting, but intended to be presented from the floor at that Annual Meeting, must have been received by us at our principal executive offices listed above no later than February 25, 2023.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes of directors, designated Class I, Class II, and Class III, with staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term will continue until the end of such director’s term and the election and qualification of his or her successor, or his or her earlier death, resignation, disqualification, or removal.

The Board currently consists of six directors, three of whom have terms expiring at the Annual Meeting. The Board has nominated the three persons named below for election as Class I directors to serve for a three-year term, or until their earlier death, resignation, disqualification or removal, or until their successors are elected and qualified. All of the director nominees currently serve as Class I directors of the Company. If all of the director nominees are elected, there will be six directors serving on the Board following the Annual Meeting.

The persons named as proxies in the proxy card intend to vote “FOR” the three nominees listed below, unless authority to vote is withheld or any proxies are duly revoked. Each nominee has consented to serve as a Class I director of the Company if elected. If, at the time of the Annual Meeting, a nominee is unavailable for election or service, the discretionary authority provided in the proxy card will be exercised to vote for such other person for the office of director as may be nominated by the Board. Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement. The present Board has no reason to believe that any of the nominees named will be unable to serve if elected to office.

Each of the nominees brings special skills and attributes to the Board through a variety of levels of education, business experience, director experience, banking experience, philanthropic interests, and community involvement. Additional information about each nominee and his or her special skills is provided below. The age of each director is as of April 4, 2022.

NOMINEES FOR ELECTION AS A CLASS I DIRECTOR
TO SERVE UNTIL THE 2025 ANNUAL MEETING

Ryan Pratt (age 44) is the founder of the Company and has served as its Chief Executive Officer and a member of the Board since 2014. Prior to founding the Company, Mr. Pratt served as Director of Engineering at Skyworks, Greensboro Design Center from June 2008 to February 2013. Prior to that, Mr. Pratt served in various roles at RF Micro Devices, Inc. (“RFMD”), a global company providing wireless communication products, now named Qorvo, Inc., including as Senior Design Engineer from January 2004 to May 2006, and as Design Engineering Manager from May 2006 to June 2008. Mr. Pratt holds a Bachelor of Science degree in Electrical and Electronics Engineering from North Carolina State University. We believe that Mr. Pratt is qualified to serve on our Board because he is the founder and Chief Executive Officer of the Company and due to his extensive business and technical experience in the radio frequency (“RF”) semiconductor industry.

Gary Smith (age 63) has served as a member of the Board since August 2020. Since August 2018, Mr. Smith has served as President at AMB Investments, LLC. Before joining AMB Investments, Mr. Smith served as President and Chief Executive Officer of North State Aviation, LLC, an aviation MRO, from September 2016 through July 2018, and as Vice President and General Manager of the Elastomers Group at Wabtec Corporation from January 2014 to September 2016. Earlier in his career, Mr. Smith served as Executive Vice President and Chief Financial Officer at Longwood Industries from 2011 to 2013, Kinetic Systems Inc. from 2008 to 2011, International Textile Group, Inc. from 2004 to 2008, and Cone Mills Corporation from 1999 to 2004. Mr. Smith holds a Bachelor of Science degree in Accounting and Finance from the University of North Carolina at Greensboro and an MBA from the Bryan School of Business, University of North Carolina at Greensboro. We believe that Mr. Smith is qualified to serve on our board of directors due to his extensive experience in global operations and financial leadership.

Greg Thompson (age 59) has served as a member of the Guerrilla RF board of directors since 2019. Since 2013, Mr. Thompson has served as Director of Regional Sales and Business Development at pSemi Corporation, a Murata company, a manufacturer of high-performance RF CMOS integrated circuits. Prior to joining pSemi Corporation, Mr. Thompson was Vice President of Sales at RFMD from 1993 to 2011. Mr. Thompson holds a Bachelor of Science degree in Engineering and Management from Clarkson University and an MBA from Pepperdine University. We believe that Mr. Thompson is qualified to serve on our Board due to his substantial experience in the semiconductor and wireless communications industry, including broad operating experience in sales.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR ALL NOMINEES FOR ELECTION AS CLASS I DIRECTORS

CONTINUING DIRECTORS

CLASS II DIRECTOR WITH TERM ENDING AS OF THE 2023 ANNUAL MEETING

David Bell (age 65) has served as a member of the Board since 2020. Mr. Bell has 40 years of technology development experience. Mr. Bell co-founded Actev Motors, Inc. in December 2014, a company now focused on modular drivetrains for robots and instruments used in UVC ultraviolet light disinfection. He has served as Actev Motor’s Chief Executive Officer since its founding. Prior to co-founding Actev Motors, Mr. Bell served as President and Chief Operating Officer, then President and Chief Executive Officer at Intersil Corporation from 2007 to 2012. From 1994 to 2007, Mr. Bell served in various roles at Linear Technology Corporation, including as President from 2003 to 2007. Mr. Bell holds a degree in Electrical Engineering from the Massachusetts Institute of Technology. We believe that Mr. Bell is qualified to serve on our Board due to his experience as an entrepreneur and substantial operational experience, business acumen, and expertise in technology development.

CLASS III DIRECTORS WITH TERMS ENDING AS OF THE 2024 ANNUAL MEETING

James (Jed) E. Dunn (age 61) has served as a member of the Board since 2016. Since 2013, Mr. Dunn has served as Managing Director at Newport LLC, a business advisory company assisting middle market and startup companies focus on strategy and growth, and he is the co-lead of the mergers and acquisition practice at the firm. Prior to Newport, Mr. Dunn served as the Chief Executive Officer at Piedmont Hematology-Oncology Associates, PLLC, from 2008 to 2012. From 1988 to 2007, Mr. Dunn was the Owner and Chief Executive Officer at Coleman Resources, a contract supplier of design, printing, fulfillment, and logistics services. Earlier in his career, Mr. Dunn served as a corporate lender at First Union Bank. Mr. Dunn currently serves as a director of Triad Growth Partners, Inc., a provider of technology commercialization services. He also serves on the Board of Trustees for Washington and Lee University. Mr. Dunn holds a Bachelor of Arts degree in Economics from Washington and Lee University. We believe that Mr. Dunn is qualified to serve on our Board due to his experience as an entrepreneur and business advisor to middle market and start-up companies.

William J. Pratt (age 79) has served as a member of the Board since 2014. In 1991, Mr. Pratt co-founded RFMD. He retired in 2008 as RFMD’s Chief Technology Officer. Mr. Pratt served as chairman of the board of directors of RFMD from 1991 until 2002. Mr. Pratt earned a Bachelor of Science degree in Electrical Engineering from Villanova University and brings significant experience as a semiconductors and technology professional. We believe that Mr. Pratt is qualified to serve on our Board due to his more than 30 years of experience in the wireless communications industry and his deep understanding of the challenges and issues facing semiconductor companies gained from his experience as co-founder and Chief Technology Officer of RFMD.

Director Independence

For independence purposes, we use the definition of independence applied by NASDAQ Stock Market LLC (“Nasdaq”), given the possibility of our potential uplisting to Nasdaq. Under the rules of Nasdaq, a listed company’s board of directors must be comprised of a majority of independent directors. A director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that all members of the Board other than Ryan Pratt and William J. Pratt are independent directors, as defined under applicable Nasdaq rules. In making such independence determination, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the association of any of our non-employee directors with the holders of more than 5% of our common stock.

Family Relationships

There is one family relationship to note among the directors and executive officers. Ryan Pratt, our Chief Executive Officer, is the son of William J. Pratt, a director.

How Much Common Stock do our Directors and Named Executive Officers Own?

The following table sets forth information as of April 4, 2022, concerning the beneficial ownership of shares of each director and each named executive officer who held office during 2021 and by all directors and named executive officers as a group. According to rules promulgated by the Securities and Exchange Commission (the “SEC”), a person is the “beneficial owner” of securities if the person has or shares the power to vote them or to direct their investment, or has the right to acquire ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security, or otherwise.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 33,562,635 shares of common stock outstanding as of April 4, 2022. Shares of common stock that a person has the right to acquire within 60 days of April 4, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Guerrilla RF, Inc., 1196 Pleasant Ridge Road, Suite 5, Greensboro, NC 27409.

BENEFICIAL OWNERSHIP TABLE

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and named executive officers
David Bell(1)	34,655	*
John Berg(2)	217,337	*
James (Jed) E. Dunn(3)	111,334	*
Sam Funchess(4)	155,518	*
Mark Mason(5)	77,399	*
Ryan Pratt	5,317,467	16.0%
William J. Pratt(6)	653,403	*
Gary Smith(7)	34,656	*
Greg Thompson(8)	274,446	*
Directors and named executive officers as a group (9 persons)(12)	6,876,216	20.2%

____________

Unless otherwise noted, all shares are owned directly of record by the named persons, their spouses and minor children, or by other entities controlled by the named persons.

*        Represents beneficial ownership of less than one percent.

(1)      Consists of (i) 12,500 shares of common stock and (ii) options to purchase 22,155 shares of common stock that are exercisable within 60 days of April 4, 2022.

(2)      Consists of (i) 143,581 shares of common stock and (ii) options to purchase 73,756 shares of common stock that are exercisable within 60 days of April 4, 2022.

(3)      Consists of (i) 41,912 shares of common stock and (ii) options to purchase 69,422 shares of common stock that are exercisable within 60 days of April 4, 2022.

(4)      Consists of (i) 71,325 shares of common stock and (ii) options to purchase 84,193 shares of common stock that are exercisable within 60 days of April 4, 2022.

(5)      Consists of options to purchase 77,399 shares of common stock that are exercisable within 60 days of December 31, 2021.

(6)      Consists of (i) 600,229 shares of common stock and (ii) options to purchase 53,175 shares of common stock that are exercisable within 60 days of April 4, 2022.

(7)      Consists of (i) 12,500 shares of common stock and (ii) options to purchase 22,156 shares of common stock that are exercisable within 60 days of April 4, 2022.

(8)      Consists of (i) 233,088 shares of common stock and (ii) options to purchase 41,358 shares of common stock that are exercisable within 60 days of April 4, 2022.

(9)      Consists of (i) 6,432,602 shares of common stock and (ii) options to purchase 443,614 shares of common stock that are exercisable within 60 days of April 4, 2022.

Security Ownership of Certain Beneficial Owners

The Exchange Act requires that any person who acquires the beneficial ownership of more than 5% of our common stock notify the SEC and us. Set forth below is certain information, as of December 31, 2021, regarding all persons or “groups,” as defined in the Exchange Act, who held of record or who are known to us to own beneficially more than 5% of our shares.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% stockholders
Al Bodford(1)	7,985,427	24.1%
Jason Bodford(2)	1,941,154	5.9%
Ryan Pratt	5,317,467	16.0%
Mark Tompkins(3)	2,700,000	8.1%

____________

Unless otherwise noted, all shares are owned directly of record by the named persons, their spouses and minor children, or by other entities controlled by the named persons.

(1)      Mr. Bodford holds these shares in the name of his company, AMB Investments, LLC. The address of Mr. Bodford and AMB Investments, LLC is 1501 Highwoods Boulevard, Suite 302, Greensboro, NC 27410.

(2)      The address of Mr. J. Bodford is 1501 Highwoods Boulevard, Suite 302, Greensboro, NC 27410.

(3)      The address of Mr. Tompkins is App. 1, Via Guidino 23, 6900 Lugano-Paradiso, Switzerland.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file ownership reports and ownership changes with the SEC. To our knowledge, based solely upon a review of the copies of the Section 16(a) reports furnished to us and written representations from officers and directors, we believe that during the fiscal year ended December 31, 2021, all Section 16(a) reports were filed; however, with the exception of Mr. Tomkins, each of the initial Form 3 reports for our executive officers and directors, and persons who own more than 10% of our common stock were filed late due to administrative delays. The beneficial ownership of each of our executive officers and directors, and persons who own more than 10% of our common stock, was previously reported in our Current Report on Form 8K filed with the SEC on October 27, 2021.

Executive Officers of the Company

The following table sets forth certain information about our executive officers as of April 4, 2022:

Name	Age	Positions
Executive Officers
Ryan Pratt	44	Chief Executive Officer and Chairman
John Berg	61	Chief Financial Officer
Mark Mason	48	Chief Operating Officer
Kellie Chong	58	Chief Business Officer

Ryan Pratt.    Please see “Proposal 1 Election of Directors — Nominees for Election as a Class I Director to Serve Until the 2025 Annual Meeting” above for Mr. Pratt’s biographical information.

John Berg has served as Chief Financial Officer of the Company since 2016. From December 1999 to March 2014, Dr. Berg served as Director of Finance at RFMD. Prior to joining RFMD, Dr. Berg served as Corporate Controller for Sara Lee Branded Apparel from 1985 to 1999. Dr. Berg holds a Bachelor of Science degree in Accounting from the University of North Carolina at Greensboro, an MBA from High Point University, a Master of Science degree in Accounting from the University of Connecticut, and a DBA from Northcentral University.

Mark Mason has served as Chief Operating Officer of the Company since July 2019. From February 2011 until July 2019, he was Vice President of Operations at Triad Semiconductor. Prior to joining Triad Semiconductor, Mr. Mason spent 14 years at RFMD, most recently as the Manager of the Production Test Development Multi-Market Products Group. Mr. Mason holds a Bachelor of Science degree in Electrical Engineering from West Virginia University.

Kellie Chong joined the Company in January 2022 as a Chief Business Officer. She has 35 years of industry experience, including over 29 years at RFMD. Ms. Chong started as an integrated Circuit (IC) designer in 1992, served as a Director of Corporate Engineering in 1996, transitioned to oversee Global Positioning System (GPS) product line in 2003 to a Director of Filter Technology in 2006, a Director of Infrastructure and Standard Products in 2009, and lastly as the Director of the Broadband Product line in 2013 before leaving to join the Company. Earlier in her career, Ms. Chong worked as a test engineer at ASEA Brown Boveri and a design engineer for high-speed Analog to Digital Converter at Addacon (Micro Networks). Ms. Chong holds a Bachelor of Science degree in Electrical Engineering from the North Carolina State University and an Executive Management Masters certificate from the University of North Carolina at Greensboro.

How Often Did Our Board Meet During 2021?

During our fiscal year ended December 31, 2021, the Board held four meetings. Each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that he or she served. Our Corporate Governance Guidelines require that all directors are expected to attend the Annual Meeting.

How can you communicate with the Board?

We do not have formal procedures for stockholder communication with our Board. In general, our directors and officers are easily accessible by telephone, postal mail, or e-mail. Any matter intended for the Board or any individual director can be directed to Ryan Pratt, our Chief Executive Officer, at our principal executive offices located at 1196 Pleasant Ridge Road, Suite 5, Greensboro, NC 27409. You also may direct correspondence to the Board or any of its members in care of the Company at the foregoing address. Your communication will be forwarded to the intended recipient unopened.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “General Code”) which applies to all of our employees, officers, and directors, and the Executive Officer Code of Business Conduct and Ethics (the “Officer Code”), which applies to our Chief Executive Officer, Chief Financial Officer and our senior financial and accounting officers. The General Code outlines many standards, including those related to addressing compliance with laws, regulations, policies, and procedures; conflicts of interest; confidentiality; accuracy of financial statements and other records; and procedures for reporting violations of the Code or any illegal or unethical business or workplace conduct. The Officer Code imposes additional standards on our Chief Executive Officer, Chief Financial Officer, and senior financial and accounting officers concerning our accounting and financial reporting. Generally, the Officer Code requires those individuals to bring to the attention of the Chief Executive Officer and, in certain circumstances, the Audit Committee, any material information which comes to their attention that (i) affects disclosures made by the Company in our public filings; (ii) demonstrates significant deficiencies in our internal controls; (iii) concerns fraud or a violation of the Officer Code or General Code by management or employees who have a significant role in financial reporting, disclosure, and internal controls; or (iv) involves a material violation of law, including securities laws. Under the Officer Code, the Board or its designee, determines the appropriate actions to be taken in the event the Officer Code or General Code is violated by our Chief Executive Officer, Chief Financial Officer, or our senior financial and accounting officers, which actions may include termination of employment. The General Code and the Officer Code outline appropriate behavior for all employees. The full text of the General Code and the Officer Code are available on our website by going to www.guerrilla-rf.com, under the heading Investor Relations. We intend to disclose any amendments to our General Code and the Officer Code, or waivers of their requirements, on our website.

Board Leadership Structure and Role in Risk Oversight

The ultimate authority to oversee the business of the Company rests with the Board. Our executive officers are appointed by, and serve at the discretion of, our Board. The Company’s officers have responsibility for the management of the Company’s operations.

Our founder, Ryan Pratt, serves as Chief Executive Officer and as Chairman of the Board. The Board believes that it is in the best interest of the Company for Mr. Pratt to hold both positions at the present time due to our early stage of development and his unique knowledge of our history and goals, which we believe complement both the officer and chairman positions.

One of the key functions of the Board is informed oversight of our risk management process. The Board administers its risk oversight function directly through the Board as a whole and through various standing committees of the Board that address risks inherent in their respective areas of oversight. Significant risk oversight matters considered by the committees are reported to and considered by the Board. Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of responsibility of any committee.

Directors keep themselves informed of the activities and condition of the Company and of the risk environment in which it operates by regularly attending Board and assigned board committee meetings, and by review of meeting materials, and auditors’ findings and recommendations. Directors stay current on general industry trends and any statutory and regulatory developments pertinent to us by periodic briefings by executive management, counsel, auditors, or other consultants.

The Board oversees the conduct of our business and administers the risk management function by:

•        selecting, evaluating, and retaining competent executive management;

•        establishing, with executive management, our long- and short-term business objectives;

•        monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies; and

•        overseeing our business performance.

The Board has established committees to effectively divide risk monitoring responsibilities and capabilities. The Committees include Audit, Compensation, and Corporate Governance and Nominating Committees. The Audit Committee, charged by the Board with the primary oversight responsibility for risk management, also oversees the integrity of financial reporting, compliance with laws and regulations, and the structure of internal control. The Compensation Committee provides oversight of executive compensation, administers and implements the Company’s incentive compensation and equity-based plans, and establishes our overall compensation philosophy. The Corporate Governance and Nominating Committee recommends persons to serve as members of our Board, establishes principles for the Company, and provides leadership on corporate governance matters.

In the day-to-day management of risk, management has established and implemented appropriate policies, procedures, risk assessment tools, and a defined organization and reporting structure. With respect to the organization and reporting structure, a hierarchy has been created which divides responsibility along functional lines of authority and further divides responsibilities efficiently and effectively into specific processes.

The Board believes that the foundation for risk management is well-established and understood throughout the Company at the Board level and throughout the organization.

Diversity of the Board

Although the Governance and Nominating Committee does not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body. Diversity in experiences, perspectives, and backgrounds is just one of many factors considered by the Governance and Nominating Committee in considering director nominees. In August 2021, the SEC adopted Nasdaq’s proposal that requires listed companies to provide statistical information about their boards of directors, in the form of a matrix chart. Prior to up listing on Nasdaq, the Company will provide on its website a board diversity matrix chart in accordance with applicable Nasdaq listing requirements.

Related Party Matters

The Audit Committee is charged with reviewing and approving all related party transactions of the Company and our directors, executive officers, and employees. All material facts of such transactions and the employee’s or the director’s interest are discussed by all disinterested directors, and a decision is made as to whether the transaction is fair to the Company. A majority vote of all disinterested directors is required to approve a related party transaction. The Board believes that all related party transactions with officers and directors are on terms comparable to those which would have been reached with unaffiliated parties at the time such transactions were made.

Board Committees

Our Board has three standing committees: the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, each of which, pursuant to its respective charter, has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides the current committee membership for each of the Board committees.

Name	Audit	Compensation	Corporate Governance and Nominating
David Bell	X	X
James (Jed) E. Dunn	X		X (Chair)
William J. Pratt			X
Ryan Pratt
Gary Smith	X (Chair)
Greg Thompson		X (Chair)

Audit Committee.    The Audit Committee held two meetings in 2021.1 Each member of the Audit Committee is financially literate. The Board has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board has also determined that Mr. Smith qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee’s principal functions are to assist our Board in its oversight of:

•        overseeing the process by which the Board is informed regarding any significant legal and regulatory compliance risks facing the Company and coordinating with the Company’s legal counsel to ensure the Board receives regular legal and regulatory compliance updates from management;

____________

1        Excluding meetings of the predecessor finance committee of Private Guerrilla RF, which met 15 times prior to the closing of the Merger.

•        selecting a firm to serve as our independent registered public accounting firm to audit the Company’s financial statements;

•        ensuring the independence of the independent registered public accounting firm;

•        discussing the scope, timing, and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•        reviewing the adequacy of the Company’s system of internal controls;

•        in consultation with management, periodically reviewing the adequacy of the Company’s disclosure controls and procedures;

•        reviewing related-party transactions that are material or otherwise implicate disclosure requirements;

•        providing the audit committee report for inclusion in our proxy statement for our annual meeting for stockholders; and

•        approving or pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

A current copy of the Audit Committee charter is available on our website, www.guerrilla-rf.com, under the heading Investor Relations.

Audit Committee Report.    The Audit Committee has reviewed and discussed the audited consolidated financial statements with management of the Company. The Audit Committee has discussed with Dixon Hughes Goodman LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Dixon Hughes Goodman LLP prescribed by applicable requirements of the PCAOB regarding Dixon Hughes Goodman LLP’s communications with the Audit Committee concerning independence, and has discussed with Dixon Hughes Goodman LLP its independence in providing audit services to us. Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee

Gary Smith (Chair)
David Bell
James (Jed) E. Dunn

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee held one meeting in 2021. Our Corporate Governance and Nominating Committee’s principal functions include, among other things:

•        recommending to our Board persons to serve as members of the Board and as members and chairpersons of the committees of our Board;

•        reviewing the size and composition of our Board and recommending to our Board any changes it deems advisable;

•        reviewing and recommending to our Board any changes to our corporate governance principles;

•        overseeing the process of evaluating the performance of our Board; and

•        advising our Board on corporate governance matters.

Our Corporate Governance and Nominating Committee has a written charter and Corporate Governance Guidelines. The Governance Guidelines contain various provisions related to the functions of the Board, including (i) the composition and size of the Board; (ii) meeting attendance, meeting preparation requirements, and other responsibilities of directors; (iii) the composition of Board committees; (iv) the role of the Board with respect to management; (v) director orientation and continuing professional development; (vi) periodic evaluations of corporate guidelines; and (vii) annual self-evaluations with the Governance Committee to determine whether the Board and its committees are functioning effectively and in compliance with the Governance Guidelines.

Our Corporate Governance and Nominating Committee does not currently satisfy the listing standards of Nasdaq. Therefore the Company is ineligible to be listed on the exchange until it satisfies these requirements.

A current copy of the Corporate Governance Guidelines and Corporate Governance and Nominating Committee charter is available on our website, www.guerrilla-rf.com, under the heading Investor Relations.

Compensation Committee.    The Compensation Committee held five meetings in 2021. The Compensation Committee is responsible for, among other things:

•        reviewing and approving the compensation of our chief executive officer;

•        reviewing and recommending to our Board, the compensation of our directors;

•        reviewing our executive compensation programs;

•        administering and implementing the Company’s incentive compensation plans and equity-based plans; and

•        establishing our overall compensation philosophy.

Each member of the Compensation Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is also an independent director within the meanings of Nasdaq’s director independence standards and applicable SEC rules.

A current copy of the Compensation Committee charter is available on our website, www.guerrilla-rf.com, under the heading Investor Relations.

The Compensation Committee administers the Company’s 2014 Long Term Stock Incentive Plan (the “2014 Plan”), which was adopted in 2014 and most recently amended on October 22, 2021. No additional awards may be made under the 2014 Plan. The Compensation Committee also administers the Company’s 2021 Equity Incentive Plan (the “2021 Plan,” and together with the 2014 Plan, the “Stock Incentive Plans”), which was adopted in 2021 to replace the 2014 Plan. Subject to the terms and conditions of the Stock Incentive Plans, the Compensation Committee has the authority, among other things, to select the persons to whom awards may be granted, construe and interpret the Stock Incentive Plans as well as determine the terms of such awards and prescribe, amend, and rescind the rules and regulations relating to the Stock Incentive Plans or any award granted thereunder. The Stock Incentive Plans provide that the Compensation Committee may delegate its authority, including the authority to grant awards, to one or more officers to the extent permitted by applicable law, provided that awards granted to non-employee directors may only be determined by our Board.

Compensation Committee Interlocks and Insider Participation.    None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. In addition, none of our executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal 2021.

EXECUTIVE COMPENSATION

We became a public company in October 2021 and we are currently an “emerging growth company” and a “smaller reporting company.” As an “emerging growth company” and a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section in our executive compensation disclosure and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies. The following tables and accompanying narrative set forth information about the compensation provided to our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2021. These executive officers were Ryan Pratt, our Chief Executive Officer, Mark Mason, our Chief Operating Officer, and John Berg, our Chief Financial Officer, whom we refer to in this section as our “named executive officers.”

Summary Compensation Table.    The following table shows, for the fiscal years indicated, the cash compensation we paid, as well as certain other compensation paid or accrued for those years, to our named executive officers for services in all capacities.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Equity Awards(2)	All Other Compensation(3)	Total
Ryan Pratt,	2021	$251,815	$250,000	—	$50,000	$52,577	$604,392
Chief Executive Officer	2020	$245,538	—	—	—	$44,114	$289,652

Mark Mason,	2021	$223,431	$7,500	—	—	$43,284	$274,215
Chief Operating Officer	2020	$211,701	—	$277	—	$40,184	$252,162

John Berg,	2021	$215,192	$7,500	—	—	$41,876	$264,568
Chief Financial Officer	2020	$195,461	—	$231	—	$38,009	$233,701

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(1)      Amounts represent the aggregate grant date fair value of the stock options awarded to the named executive officer during 2020 in accordance with FASB Accounting Standards Codification Topic 718. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.

(2)      Amount represents the aggregate grant date fair value of restricted stock units awarded to the named executive officer during January 2022 for services rendered in 2021. Such grant-date fair market value does not take into account any forfeitures related to service-based vesting conditions as the amount reported has a three-year service-based vesting condition. Note that the amounts reported in this column reflect the accounting cost for these restricted stock units and does not correspond to the actual economic value that may be received by our named executive officers from the restricted stock units.

(3)      The amounts reported in “All Other Compensation” are comprised of the items listed in the following table:

Name and Principal Position	Year	Employer 401(k) Match	Premiums Paid on Short and Long Term Disability Insurance	Premiums Paid on Group Life Insurance	Premiums Paid on Group Health Insurance
Ryan Pratt,	2021	$15,570	$828	$2,071	$34,108
Chief Executive Officer	2020	$9,704	$831	$1,583	$31,996

Mark Mason,	2021	$9,609	$785	$1,657	$31,233
Chief Operating Officer	2020	$8,510	$822	$1,714	$29,138

John Berg,	2021	$9,252	$767	$4,843	$27,014
Chief Financial Officer	2020	$7,938	$586	$3,446	$26,039

Equity Compensation

From time to time, we grant equity awards in the form of stock options to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service with us. As of December 31, 2021, two of our named executive officers held options to purchase shares of our common stock that were granted under the 2014 Plan, as set forth in the table below titled “Outstanding Equity Awards at 2021 Fiscal Year-End.”

Outstanding Equity Awards at 2021 Fiscal Year-End.    The following table presents information regarding outstanding stock options for each of our named executive officers as of December 31, 2021.

	Option Awards
	Number of Securities Underlying Unexercised Options(1)
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date
Ryan Pratt	—	—	—	—	—
Mark Mason	7/22/2019	73,854	73,854	$0.37	7/22/2029
	10/30/2020	3,545	7,090	$0.53	7/22/2030
John Berg	12/5/2016	36,927	0	$0.24	12/5/2026
	9/25/2018	25,603	0	$0.32	9/25/2028
	9/11/2019	8,272	4,136	$0.37	9/11/2029
	10/30/2020	2,954	5,908	$0.53	10/30/2030

____________

(1)      Adjusted to reflect the number of shares of common stock and the exercise price following the closing of the Merger.

Employment Agreement

In 2020, we entered into an employment agreement with Ryan Pratt, our Chief Executive Officer and a member of our Board. The employment agreement supersedes an earlier agreement and provides for an initial annual base salary of $240,000. The employment agreement does not have a fixed employment term and provides that Mr. Pratt is an at-will employee, meaning that either he or we may terminate the employment relationship at any time, with or without cause, and with or without notice. Under the terms of the employment agreement, Mr. Pratt is entitled to participate in all employee benefits to the extent generally available to our other similarly situated employees, including, without limitation, benefits such as medical, life insurance, 401(k) plan, and paid time off. The employment agreement also restricts him from competing against us, soliciting our customers or employees, or interfering with our relationships with our vendors, consultants, and independent contractors, in each case for a period of one year following a termination of employment. The employment agreement also includes invention assignment and confidentiality provisions.

Offer Letters

We have entered into offer letters with Messrs. Mason and Berg. In addition, each of our named executive officers has executed our form of standard employee invention assignment and confidentiality agreement.

Mark Mason

In 2019, we entered into an offer letter with Mr. Mason, our Chief Operating Officer. This offer letter provided for an initial annual base salary of $201,600 and an award of 50,000 stock options. Mr. Mason is an at-will employee and does not have a fixed employment term. He is eligible to participate in our employee benefit plans, including medical, dental, vision, disability, and life insurance benefits.

John Berg

In 2016, we entered into an offer letter with Mr. Berg, our Chief Financial Officer. This offer letter provided for an initial annual base salary of $36,000 and an award of 50,000 stock options. Mr. Berg is an at-will employee and does not have a fixed employment term. He is eligible to participate in our employee benefit plans, including medical, dental, vision, disability, and life insurance benefits.

Potential Payments upon Termination or Change in Control

We have entered into an employment agreement with Mr. Pratt and offer letters with Messrs. Mason and Berg, which provide for the following benefits upon certain terminations as provided below:

Ryan Pratt

If Mr. Pratt is terminated by us without cause (as such term is defined in his employment agreement), he will be eligible to continue to receive his base salary for 12 months following termination, in exchange for executing a customary release of claims and his continued compliance with the restrictive covenants contained in his employment agreement.

Mark Mason

If Mr. Mason is terminated for any reason, he is not entitled to any severance.

John Berg

If Mr. Berg is terminated for any reason, he is not entitled to any severance.

Stock Incentive Plans

The purpose of the Stock Incentive Plans is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors, and consultants, and to promote the success of our business.

2014 Plan

In connection with the Merger, we assumed Private Guerrilla RF’s 2014 Plan, and options issued and outstanding under the 2014 Plan were assumed and converted into options to purchase our common stock. Effective October 22, 2021, participation in the 2014 Plan was frozen, and no new awards will be made under the 2014 Plan. The 2014 Plan provides for the grant of incentive stock options and non-statutory stock options to purchase shares of our common stock, each at a stated exercise price. The 2014 Plan also allows for the grant of restricted stock awards, with terms as generally determined by the Compensation Committee (in accordance with the 2014 Plan) and to be set forth in an award agreement. We have not granted any shares of restricted stock under the Guerrilla RF Plan. As of April 4, 2022, options to purchase 3,146,366 shares remained outstanding under the 2014 Plan, with a weighted-average exercise price of $0.35 per share.

2021 Plan

The Company currently grants equity awards to our employees, directors, and consultants under the 2021 Plan, which was adopted in connection with the Merger. Under the 2021 Plan, the Company is permitted to award stock options and other types of equity incentive awards, such as restricted stock awards, SARs, RSUs, performance awards, cash awards, and stock bonus awards. We initially reserved 222,991 shares of our common stock, plus any reserved shares not issued or subject to outstanding grants under the 2014 Plan on the effective date of the 2021 Plan, for issuance pursuant to awards granted under our 2021 Plan. In addition, the number of shares reserved for issuance under our 2021 Plan increased automatically by 5% on January 1, 2022 and will continue to automatically increase annually through January 1, 2031 by the number of shares equal to the lesser of 5% of the total number of outstanding shares of common stock as of the immediately preceding December 31, or such number as is determined by our Board. As of April 4, 2022, 1,880,350 shares were available for issuance under the 2021 Plan.

The maximum permitted term of options granted under both the 2014 Plan and the 2021 Plan is ten years from the date of grant, except that the maximum permitted term of incentive stock options granted to an individual who holds more than 10% of the total combined voting power of all classes of our capital stock is five years from the date of grant. All awards under the 2021 Plan will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the board of directors or required by law to the extent set forth in such policy or applicable agreement. Except in limited circumstances, awards granted under our Stock Incentive Plans may generally not be transferred in any manner prior to vesting other than by will or by the laws of descent and distribution.

Non-Employee Director Compensation

During 2021, no cash compensation was paid to the non-employee members of our Board. In addition, we have not established a formal policy to provide cash or equity compensation to our non-employee directors for their service on our Board or committees of our Board. The following table shows, for the year ended December 31, 2021, the compensation paid to the Company’s non-employee directors.

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)	Equity Awards ($)(1)	Total ($)
David Bell	2021	—	—	25,000	25,000
James (Jed) E. Dunn	2021	—	—	25,000	25,000
Sam Funchess	2021	—	—	25,000	25,000
William J. Pratt	2021	—	—	25,000	25,000
Gary Smith	2021	—	—	25,000	25,000
Greg Thompson	2021	—	—	25,000	25,000

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(1)      Amounts represent the aggregate grant date fair value of the common stock (using the Offering price of $2.00 per share) awarded to the non-employee directors in January 2022 for services provided in 2021. There are no service-based vesting conditions associated with these equity awards. Note that the amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that our non-employee directors may receive from any future disposition of the common stock.

Since the incorporation of Laffin Acquisition Corp. on November 9, 2020, no compensation has been earned or paid to Ian Jacobs or Mark Tompkins, who were Laffin’s sole directors prior to the Merger. In connection with the closing of the Merger, Messrs. Jacobs and Tompkins resigned from the Board, and the current members were appointed to our Board, effective as of October 22, 2021.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Party Transactions

Described below are all transactions occurring since January 1, 2019, in which the amounts involved exceeded or will exceed $120,000, and any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. Other than as described below, there have not been transactions to which we have been a party other than compensation arrangements, which are described under “Executive Compensation.”

2019 Notes

In March 2019, Private Guerrilla RF sold in a private placement an aggregate of $1.75 million of term notes at an interest rate of 12% per annum (each, a “2019 Note” and collectively, the “2019 Notes”). Prior to the Merger, and in anticipation of the Merger and the associated private placement that we conducted in October and November 2021 (the “Offering”), all of the 2019 Notes were amended to cause the principal amount to convert to shares of our common stock at $1.70 per share, and at the time of the Offering, the principal amounts owed under the 2019 Notes were converted under those terms, and accrued interest owed under such 2019 Notes was paid. The following table sets forth the principal amount of the 2019 Notes, and the number of shares of our common stock into which they were converted upon the closing of the Merger, sold to our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof.

Name of Stockholder	Principal Amount	Number of Shares of Common Stock Issued Upon Mandatory Conversion
AMB Investments, LLC	$575,000	338,235
Jeanne Pratt	$250,000	147,059
William H. Pratt	$50,000	29,412
Sam Funchess	$100,000	58,824

AMB Notes

Private Guerrilla RF previously issued several promissory notes (the “AMB Notes”) to AMB Investments LLC, which holds more than 5% of our common stock. Certain of the AMB Notes were originally issued to Al Bodford, and each AMB Note originally issued to Al Bodford was assigned by him to AMB Investments in September 2021. The AMB Notes and their original terms are as follows: (i) Non-Negotiable Note dated March 27, 2017 issued to Al Bodford in the principal amount of $333,333 accruing interest at the rate of 8% per annum; (ii) Non-Negotiable Note dated March 12, 2018 issued to Al Bodford in the principal amount of $1,000,000 accruing interest at the rate of 8% per annum; (iii) Term Note dated March 31, 2019 issued to Al Bodford in the principal amount of $175,000 accruing interest at the rate of 12% per annum (a 2019 Note, discussed above); (iv) Term Note dated April 15, 2020 issued to AMB Investments in the principal amount of $500,000 accruing interest at the rate of 12% per annum; and (v) Term Note dated April 2, 2019 issued to CML Microcircuits (USA) Inc. (f/k/a CML Microsystems, Inc.) in the principal amount of $400,000 and assigned to AMB Investments on October 15, 2021 (a 2019 Note, discussed above). Prior to the Merger, and in anticipation of the Merger and the Offering, all of the AMB Notes were amended to cause the principal amount to convert to shares of our common stock at $1.70 per share, and upon the closing of the Offering, the principal amount owed under the AMB Notes was converted under those terms, and accrued interest owed under such AMB Notes was paid.

Thompson Note

In July 2020, Private Guerrilla RF issued an unsecured Term Note (the “Thompson Note”) to Greg Thompson, a member of our Board, in the principal amount of $250,000 accruing interest at the rate of 12% per annum. Prior to the Merger, and in anticipation of the Merger and the Offering, the Thompson Note was amended to cause the principal amount to convert to shares of our common stock at $1.70 per share, and upon the closing of the Offering, the principal amount owed under the Thompson Note was converted under those terms, and accrued interest owed thereunder was paid.

2021 Convertible Debt Financing

Between July 15, 2021 and October 1, 2021, Private Guerrilla RF sold an aggregate of $1,488,600 of convertible promissory notes to ten accredited investors at an interest rate of 6% per annum (each, a “Convertible Note” and collectively, the “Convertible Notes”). The corresponding note purchase agreements provided for the mandatory conversion of the Convertible Notes into shares of our common stock upon the closing of the Merger and the Offering at the Offering price ($2.00 per share).

The following table sets forth the principal amount of the Convertible Notes, and the number of shares of our common stock into which they were converted upon the closing of the Merger, sold to our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof.

Name of Stockholder	Principal Amount	Number of Shares of Common Stock issued upon Mandatory Conversion
William J. Pratt	$100,000	50,000
Jeanne Pratt	$100,000	50,000
William H. Pratt	$100,000	50,000

2021 Promissory Notes to Warrant Holders

In August 2021, Private Guerrilla RF issued promissory notes for an aggregate principal amount of approximately $300,000 to the holders of its outstanding warrants (the “2021 Notes”). The 2021 Notes accrued interest at the rate of 6% per annum. Immediately prior to the closing of the Merger, the warrants were exercised and the warrant exercise price paid in exchange for the cancelation of the 2021 Notes. The following table sets forth the principal amount of the 2021 Notes.

Name of Stockholder	Principal Amount
AMB Investments LLC	$233,333
David Reich	$50,000
Jason Bodford	$16,666

Participation in the Offering

Certain of Private Guerrilla RF’s stockholders, including investors affiliated with certain of our directors and officers, purchased an aggregate of 1,294,000 shares of our common stock in the Offering, for an aggregate gross purchase price of $2,588,000. Such purchases were made on the same terms as the shares that were sold to other investors in the Offering and not pursuant to any pre-existing contractual rights or obligations.

Other Transactions

We have granted stock options and restricted stock units to certain executive officers and directors. For a description of these equity awards, see the sections titled “Summary Compensation Table” and “Non-Employee Director Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our bylaws will require us to indemnify our directors and officers to the fullest extent not prohibited by applicable law. Subject to very limited exceptions, our bylaws will also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related Party Transactions

We did not have a formal review and approval policy for related party transactions at the time of any of the transactions described above. However, all of the transactions described above were entered into after presentation, consideration, and approval by our Board. Subsequently, our Audit Committee adopted a charter which requires that any transaction with a related person and any other potential conflict of interest situation must be reviewed, approved, and monitored by our Audit Committee.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

Dixon Hughes Goodman LLP (“Dixon Hughes”), our independent registered public accounting firm for the fiscal year ended December 31, 2021, has been appointed by the Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and you are being asked to ratify this appointment. Fees charged by this firm are at rates and upon terms that are customarily charged by other independent registered public accounting firms. A representative of Dixon Hughes will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.2

Disclosure of Changes in the Company’s Independent Registered Public Accounting Firm

In connection with the completion of the Merger, as of October 22, 2021, Raich Ende Malter & Co. LLP (“Raich Ende”), was dismissed as the independent registered public accounting firm of the Company, and Dixon Hughes was engaged as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2020 and 2019, respectively, and the subsequent interim period through the date of Raich Ende’s dismissal, there were no disagreements with Raich Ende on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Raich Ende, would have caused it to make reference to the subject matter thereof in connection with its report.

During the fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through the date of Raich Ende’s dismissal, neither the Company nor anyone acting on its behalf consulted Dixon Hughes regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company provided Raich Ende with a copy of the Current Report on Form 8-K filed October 27, 2021 prior to the filing thereof and requested that Raich Ende furnish to the Company a letter addressed to the SEC stating whether Raich Ende agrees with the statements made by the Company under Item 4.01 therein. Raich Ende furnished such letter, dated October 26, 2021, which stated that Raich Ende agrees with the statements under Item 4.01 contained therein as they relate to Raich Ende.

Audit Fees Paid to Independent Registered Public Accounting Firm

The following table represents the approximate fees for professional services rendered by Dixon Hughes and Raich Ende for the audits of our annual consolidated financial statements and reviews of our interim consolidated financial statements and fees billed for audit-related services, tax services, and all other services rendered for the fiscal years ended December 31, 2021 and 2020.

	Year Ended December 31(2)
	2021	2020
Audit Fees	$239,650	$11,000
Audit-Related Fees	67,733	—
Tax Fees(1)	—	2,000
All Other Fees	—	—
Total	$307,383	$13,000

____________

(1)      Represents amounts paid for assistance in the preparation of our various federal, state and local tax returns, and income tax analyses.

(2)      Reflects fees paid to Dixon Hughes for the fiscal year ended December 31, 2021, and fees paid to Raich Ende for the fiscal year ended December 31, 2020.

____________

2        Dixon Hughes has announced its intent to merge with BKD LLP effective June 1, 2022.

All audit-related services, tax services, and other services giving rise to the fees listed under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” in the table above were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee charter provides for pre-approval of all audit and non-audit services to be provided by our independent auditors. The Charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. In both 2021 and 2020, 100% of the total fees paid for audit, audit-related, and tax services that were required to be pre-approved in accordance with the regulations were pre-approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS RATIFY THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

STOCKHOLDER PROPOSALS

It is presently anticipated that the 2023 Annual Meeting of Stockholders will be held in May 2023. If a stockholder desires to submit a proposal for possible inclusion in the proxy statement and form of proxy for our 2023 Annual Meeting, including a stockholder nominee for director, the proposal must be received by the Secretary of the Company at 1196 Pleasant Ridge Road, Suite 5, Greensboro, North Carolina 27409, by December 12, 2022 and meet all other applicable requirements for inclusion in the 2023 proxy statement.

In the alternative, a stockholder may commence his or her own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at the 2023 Annual Meeting. In order to do so, the stockholder must notify the Secretary of the Company, in writing, of his or her proposal at the Company’s principal executive office no later than February 25, 2023. If the Secretary of the Company is not notified of the stockholder’s proposal by February 25, 2023, the Board may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board for the 2023 Annual Meeting.

OTHER MATTERS

The Board knows of no other matters intended to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Our Annual Report on Form 10-K for the year ended December 31, 2021 is also available on our website by going to www.guerrilla-rf.com, under the heading Investor Relations. The complete Annual Report on Form 10-K may also be obtained by stockholders without charge by written request addressed to Sam Funchess, Vice President of Investor Relations, 1196 Pleasant Ridge Road, Greensboro, North Carolina 27409.

VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy Click on Proxy Voter Login and log-on using the below control number. CONTROL # * SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. VOTE/ATTEND VIRTUAL MEETING If you would like to vote/attend the Annual Meeting to be held on June 2, 2022 at 9:00 a.m. Eastern Time, please find more informationon the reverse side of this card. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Annual Meeting Proxy Card - Guerrilla RF, Inc. DETACH PROXY CARD HERE TO VOTE BY MAIL THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. (1) Election of Directors: WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) INSTRUCTION:TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW: 01 Ryan Pratt 02 Gary Smith 03 Greg Thompson (2) To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2022. VOTE FOR VOTE AGAINST ABSTAIN Date Signature Signature, if held jointly Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address.

GUERRILLA RF, INC.

Annual Meeting of Stockholders

June 2, 2022

at 9:00 a.m., Eastern Time.

Due to the continuing public health impact of the COVID-19 pandemic and to ensure stockholder access regardless of location, the Annual Meeting of Stockholders of Guerrilla RF, Inc., (the “Company”) will be held in a virtual meeting format only. Instructions on how to participate virtually will be provided on our website, www.guerrilla-rf.com, under the heading “Investor Relations — Events.” Stockholders who wish to participate in the Annual Meeting should contact Sam Funchess, Vice President of Investor Relations, at 336-579-5320 or sfunchess@guerrilla-rf.com before 5:00 p.m. Eastern Time on May 27, 2022. Upon verification of stock ownership as of the record date, participating stockholders will be provided with information which will enable them to join the Annual Meeting via Zoom. Stockholders are encouraged to vote their shares prior to the Annual Meeting, as directed on the proxy cards sent by the Company.

GUERRILLA RF, INC.

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints the board of directors of the Company, each with full power of substitution, as proxies to represent and vote all shares of common stock of the Company, which the undersigned will be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 2, 2022, at 9:00 a.m. Eastern Time, upon matters set forth in the Proxy Statement, a copy of which has been received by the undersigned. Each share of common stock is entitled to one vote on each proposal. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxies will vote “FOR” the election of all of our nominees, and “FOR” the ratification of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other matters are properly presented for consideration at the Annual Meeting, the proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE

(Continued and to be signed on Reverse Side)

ONLINE VOTING To vote your proxy electronically, please go to www.vstocktransfer.com/proxy You must reference your 12-digit control number listed below. Vstock Transfer, LLC 18 Lafayette Place Woodmere, New York 11598 CONTROL # REQUESTING A PAPER OR ELECTRONIC COPY OF THE PROXY MATERIALS Have this notice available when you request a paper or electronic copy of the proxy materials: By telephone please call (toll free) 1-855-987-8625 or by email at: vote@vstocktransfer.com Please include the company name and your account number in the subject line. * SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 GUERRILLA RF, INC. 1196 Pleasant Ridge Road, Suite 5 Greensboro, NC 27409 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2022 This communication presents only an overview of the more complete Proxy Materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the Proxy Materials before voting. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 27, 2022 to facilitate a timely delivery. ACCESSING YOUR PROXY MATERIALS ONLINE The following Proxy Materials are available to you to review at www.guerrilla-rf.com, under the heading Investor Relations: - Proxy Statement for the Annual Meeting of Stockholders (including all attachments thereto) - Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and - Letter from Chief Executive Officer. PROXY STATEMENT OVERVIEW The Annual Meeting of Stockholders of TEST ISSUE REF 1999, will be held on Thursday, June 2, 2022 at 9:00 a.m. Eastern Time. Proposals to be voted at the meeting are listed below along with the Board of Directors’ recommendation. 1. To elect three persons to serve as Class I directors until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and 2. To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2022. The Board of Directors recommends a vote FOR all director nominees and FOR Proposal 2. IMPORTANT INFORMATION FOR THIS YEAR’S VIRTUAL MEETING Due to the continuing public health impact of the COVID-19 pandemic and to ensure stockholder access regardless of location, the Annual Meeting of Stockholders will be held in a virtual meeting format only. Instructions on how to participate virtually will be provided on our website, www.guerrilla-rf.com, under the heading “Investor Relations – Events.” Stockholders who wish to participate in the Annual Meeting should contact Sam Funchess, Vice President of Investor Relations, at 336-579-5320 or sfunchess@guerrilla-rf.com before 5:00 p.m. Eastern Time on May 27, 2022. Upon verification of stock ownership as of the record date, participating stockholders will be provided with information which will enable them to join the Annual Meeting via Zoom. Stockholders are encouraged to vote their shares prior to the Annual Meeting. PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must go online or request a paper copy of the Proxy Materials to receive a proxy card.